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                                                            Exhibit (n)(I)(1)(i)

                              AMENDED AND RESTATED

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                               ECLIPSE FUNDS INC.

                                    EXHIBIT A
                             (As of January 1, 2006)

                               Growth Equity Fund
                               Indexed Equity Fund
                                Mid Cap Core Fund
                             Tax-Managed Equity Fund
                                Value Equity Fund
                                    Bond Fund
                               Core Bond Plus Fund
                                Indexed Bond Fund
                                Money Market Fund
                              Short Term Bond Fund
                               Tax Free Bond Fund
                               Income Manager Fund
                         International Broad Market Fund
                            International Equity Fund
                          Conservative Allocation Fund
                            Moderate Allocation Fund
                         Moderate Growth Allocation Fund
                             Growth Allocation Fund